UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 6, 2007


                         SYNOVICS PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)

           Nevada                      0-22011                  86-0760991
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)


2575 East Camelback Road, Ste. 450, Phoenix, AZ                      85016
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   (Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code (602) 508-0112

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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 8.01         OTHER EVENTS

         On January 19, 2006, the registrant issued a convertible promissory note in the amount of $100,000 to First Mirage, Inc. ("First Mirage"), which note was subsequently amended (the "Note"). As a result of the registrant being late in the payment on the principal and interest under this Note, on March 6, 2007 the registrant entered into an agreement with First Mirage dated February 2, 2007 to further amend the Note ("Note Amendment").

         Pursuant to the terms of the Note Amendment, the maturity date of the
Note is extended to May 31, 2007, the registrant may prepay the Note on ten days prior written notice, and the principal and/or interest under the Note may be exchanged in certain instances by both the registrant and First Mirage for shares of common stock of the registrant. In addition, if registrant fails to deliver the shares of registrant's common stock exchanged for the Note to First Mirage in the case where First Mirage initiates the exchange or if registrant fails to timely file a report required under the Securities Exchange Act of 1934, the registrant will incur a penalty in the form of shares of registrant's common stock to be delivered to First Mirage.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Dated: March 9, 2007

                                   SYNOVICS PHARMACEUTICALS, INC.

                                   By: /s/ RONALD H. LANE
                                       -----------------------------------------
                                   Name:   Ronald H. Lane, Ph.D.
                                   Title:  President and Chief Executive Officer